Exhibit 10.1

[FORM OF]

AMENDMENT

TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made effective March 17, 2016, among OHI Asset Management LLC (the “Company”), Omega Healthcare Investors, Inc. (the “Parent”), and ________________ (the “Executive”).

INTRODUCTION

The Company, the Parent and the Executive are parties to an employment agreement (the “Employment Agreement”) generally effective as of________, 2015 (the “Effective Date”). The parties now desire to amend the Employment Agreement to extend the term of the Employment Agreement by one year to December 31, 2018 (subject to earlier termination as provided in the Employment Agreement), update the annual base salary payable to the Executive, update the definition of “Competing Business” and update Exhibit B.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Employment Agreement is amended, effective as of the date first set forth above, as follows:

1.            By substituting the following for the first sentence of Section 2(a):

“The Company shall pay the Executive base salary of $___,___ per annum effective January 1, 2016, which base salary will be subject to review effective as of January 1, 2017, and at least annually thereafter by the Compensation Committee of the Board of Directors of the Parent (the “Compensation Committee”) for possible increases.”

2.            By substituting in the first sentence of Section 2(b)(ii) the year “2016” for the year “2015”.

3.            By substituting in the second sentence of Section 2(b)(iii), in Section 3(a), in Section 3(c)(ii) and in Section 5(f) the year “2018” for the year “2017” wherever it appears.

4.            By substituting the following for Section 9(f):

“(f)         ‘Competing Business’ means the entities listed below and any person, firm, corporation, joint venture, or other business that is engaged in the Business of the Company:

(i)	Care Capital Properties, Inc.,
(ii)	CareTrust REIT, Inc.,
(iii)	Formation Capital, LLC,
(iv)	HCP, Inc.,
(v)	Healthcare Realty Trust Incorporated,
(vi)	Healthcare Trust of America, Inc.,

(vii)	LTC Properties, Inc.,
(viii)	Medical Properties Trust, Inc.,
(ix)	National Health Investors, Inc.,
(x)	New Senior Investment Group Inc.,
(xi)	Northstar Realty Finance Corp.,
(xii)	Physicians Realty Trust,
(xiii)	Sabra Health Care REIT, Inc.,
(xiv)	Senior Housing Properties Trust,
(xv)	Ventas, Inc., and
(xvi)	Welltower Inc.

5.            By substituting the attached Exhibit B for the existing Exhibit B:

In all remaining respects, the terms of the Employment Agreement shall remain in full force and effect as prior to this Amendment.

IN WITNESS WHEREOF, the Company, the Parent and the Executive have each executed and delivered this Amendment to Employment Agreement as of the date first shown above.

THE COMPANY:

OHI ASSET MANAGEMENT LLC

By:

THE PARENT

OMEGA HEALTHCARE INVESTORS, INC.

By:

THE EXECUTIVE:

Exhibit 10.1

EXHIBIT B

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